UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 30, 2009

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida  33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 30, 2009, Equity One, Inc. (“Equity One” or the “Company”) announced that Mark Langer will be promoted to serve as the Company’s Executive Vice President and Chief Financial Officer effective April 24, 2009 together with his current role as Chief Administrative Officer.

Mr. Langer, who is 42 years old, joined the Company in January 2008 and has served since then as its Senior Vice President, Chief Administrative Officer.  Prior to joining the Company, Mr. Langer served as the Chief Operating Officer of Johnson Capital Management, Inc., an investment advisory firm, from January 2000 to December 2007. From 1988 to January 2000, he worked in the assurance practice in the Washington D.C. office of KPMG, LLP.  Mr. Langer was admitted as a partner of KPMG in July of 1998.   Mr. Langer obtained his Bachelors of Business Administration degree from James Madison University.

Other than as described in this Form 8-K, there are no arrangements or understandings between Mr. Langer and any other person pursuant to which Mr. Langer was selected as an officer of the Company.

Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Langer had a direct or indirect material interest, other than the Company’s compensation arrangements and plans for executive officers and the Company’s other policies and procedures which are generally applicable to executive officers.

In connection with his promotion, on March 30, 2009, Equity One entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Langer which is effective as of April 24, 2009 (the “Effective Date”).  Pursuant to the Employment Agreement, Mr. Langer will serve as Executive Vice President, Chief Financial Officer and Chief Administration Officer for the Company.  The initial term of the Employment Agreement ends December 31, 2011 and will automatically renew for successive one-year periods unless either party gives the other written notice at least six months before the expiration of the applicable term (the “Employment Period”).  During the Employment Period, Mr. Langer will receive an annual base salary of not less than $400,000 (the “Base Salary”) and an annual cash bonus (the “Bonus”) based upon the achievement of certain performance levels established by the Company’s Compensation Committee (the “Compensation Committee”); provided however, that in no event will the Bonus be less than $150,000.

On the Effective Date, the Company will grant Mr. Langer:

•	50,000 shares of restricted stock, which shares vest 50% on the second anniversary of the Effective Date and the remaining 50% on the fourth anniversary of the Effective Date; and

•
options to purchase 100,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the Effective Date and which vest 50% on the second anniversary of the Effective Date and the remaining 50% on the fourth anniversary of the Effective Date.

In addition, at the discretion of the Compensation Committee, Mr. Langer will be entitled to receive additional equity awards (“Annual Equity Awards”) over the Employment Period; provided however, that in no event may any Annual Equity Award be less favorable than a grant of options to purchase 100,000 shares of the Company’s common stock with an exercise price equal to closing price of the Company’s common stock on the grant date and, if the Employment Period is renewed, commencing with respect to calendar year 2013, 12,500 shares of restricted stock.  Any Annual Equity Award will vest pro rata over a four-year period commencing on the first anniversary of the grant date.

The Employment Agreement provides that Mr. Langer will be entitled to other customary fringe benefits.

If Mr. Langer’s employment is terminated due to death or Disability (as defined in the Employment Agreement) other than following a “Change in Control” (as defined in the Employment Agreement), Mr. Langer or his estate will be entitled to receive, in addition to accrued Base Salary, Accrued Bonus (as defined in the Employment Agreement) and accrued vacation pay through the date of termination, a lump-sum payment as soon as practicable following the termination date equal to either (i) his Base Salary and his average annual Bonus, if any, for up to the three most recently completed fiscal years (“Average Bonus”) or (ii) if less than one year is then remaining in the Employment Period, his Base Salary payable for the balance of the Employment Period plus a pro rata portion of his average Bonus.  In addition, all stock options and shares of restricted stock which were to vest based on the passage of time shall fully vest as of the date of such termination.

If Mr. Langer’s employment is terminated (a) by the Company “without Cause,” (b) by Mr. Langer for “Good Reason” or (c) by Mr. Langer’s resignation, death or “Disability” (as defined in the Employment Agreement) following a Change in Control, Mr. Langer will receive, in addition to accrued Base Salary, Accrued Bonus and accrued vacation pay through the date of termination, a lump-sum payment equal to two times the sum of his then-current Base Salary plus his Average Bonus.  In addition, following any such termination, all options and restricted stock that were to vest based on the passage of time will fully vest as of the date of termination.  If, in the case of resignation, death or Disability following a Change of Control, the termination precedes the otherwise applicable end-date for a performance period for stock options or restricted stock granted to Mr. Langer, a pro rata portion of such stock options or restricted stock will vest as of the date of termination based the portion of the applicable performance period that has elapsed.

If any amounts and benefits paid to Mr. Langer are deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and subject to the excise tax under Section 4999 of the Code, such payments will be “grossed up” to make Mr. Langer whole for the impact of such excise tax.

Mr. Langer has also agreed to refrain from certain activities for one year following specified termination events under the Employment Agreement, including direct competition with the Company and the solicitation of employees of the Company.

Equity One, also announced that Gregory R. Andrews, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, has entered into a separation agreement, ending his employment with the Company effective April 24, 2009.  In connection with this agreement, Mr. Andrews will be entitled to a separation payment in the amount of $1,222,951, together with other benefits, all as provided under his employment agreement.

In addition, Equity One also announced that Thomas E. McDonough, the Company’s current Executive Vice President, Chief Investment Officer, has also entered into a separation agreement ending his employment with the Company effective April 30, 2009. In connection with this agreement, Mr. McDonough will be entitled to a separation payment in the amount of $949,315, together with other benefits, all as provided under his employment agreement.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Not applicable

(b)           Pro Forma Financial Information.

Not applicable

(c)           Exhibits

99.1 —  Press Release dated March 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: March 30, 2009	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release dated March 30, 2009.